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                                                                    Exhibit 16.1


February 6, 2006

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Delek US Holdings, Inc.'s statements included under the heading "Change in Accountants" on page 125 of its Form S-1 and are in agreement with the statements contained therein, except for the third sentence of the first paragraph and the entire third paragraph of which we have no basis to agree or disagree.

                                        /s/ Ernst & Young LLP